PROXY                         WORLD COLOR PRESS, INC.                    PROXY
                          THE MILL, 340 PEMBERWICK ROAD
                          GREENWICH, CONNECTICUT 06831

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, OCTOBER 8, 1999

    The undersigned holder of shares of Common Stock of World Color Press, Inc. hereby appoints Charles G. Cavell, Christian M. Paupe and Carl Gauvreau and each of them, with full power of substitution, as proxies to vote all shares owned by the undersigned at the Special Meeting of Stockholders to be held at World Color's corporate headquarters, The Mill, 340 Pemberwick Road, Greenwich, Connecticut 06831 on Friday, October 8, 1999, at 9:30 a.m. local time, and any adjournment or postponement thereof. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

     Unless otherwise marked, this proxy will be voted FOR adoption of the Agreement and Plan of Merger dated as of July 12, 1999 among Quebecor Printing Inc., Printing Acquisition Inc. and World Color Press, Inc.

     IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
        USING THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                              FOLD AND DETACH HERE

                            WORLD COLOR PRESS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.



                                                          For     Against    Abstain

1. Adoption of the merger agreement.                      / /       / /        / /           MARK HERE IF YOU PLAN
                                                                                             TO ATTEND THE MEETING   / /


                                                          For     Against    Abstain

2. In their discretion upon such other matters            / /      / /         / /
   as may properly be brought before the meeting.

                                                                                           The undersigned acknowledges receipt
                                                                                           of the Notice of Special Meeting of
                                                                                           Stockholders to be held on Friday,
                                                                                           October 8, 1999 and related proxy
                                                                                           statement/prospectus.

                                                                                           Please sign exactly as name(s)
                                                                                           appear hereon. Joint owners
                                                                                           should each sign. Executors,
                                                                                           administrators, trustees, etc.,
                                                                                           should give full title as such.
                                                                                           If signer is a corporation,
                                                                                           please sign the full corporate
                                                                                           name by duly authorized officer.
                                                                                           If you choose to sign and mail
                                                                                           this proxy, you may nevertheless
                                                                                           vote in person if you do attend.

                                                                                           Signature(s) _______________ Date _____
                                                                                           Signature(s) _______________ Date _____


                              FOLD AND DETACH HERE

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.